Exhibit 99.1

Dundee’s CMP Funds Make Significant Capital Investment Into Energizer Resources
FEED Study Initiated on Molo Project
NEWS RELEASE – August 18, 2016
Energizer Resources Inc. (TSX:EGZ) (OTCQB:ENZR) (WKN: A1CXW3) (“Energizer” or the “Company”) announces it has closed on May 18, 2016 a non-brokered private placement offering of 96,064,286 common shares (“Shares”) at a price of CAD$0.07 per Share for aggregate gross proceeds of CAD$6,724,500 (the “Offering”).
Investment funds managed by Goodman & Company, Investment Counsel Inc., an affiliate of Dundee Corporation, purchased CAD$6,000,000 of Shares under the Offering and puts their holdings of Energizer now at just under 20 percent. Sprott Asset Management and significant incumbent shareholders of the Company represented the remaining investors.
The net proceeds of the Offering will be used to fund the completion of a Front End Engineering Design Study (FEED Study) for the Company’s Molo graphite project in Madagascar and for general working capital purposes.
The FEED Study is being undertaken in order to determine potential development path options that have been presented to Energizer by prospective strategic partners. The Company may use certain proceeds of this offering to fund the development path that the Company determines to be most optimal.
All Shares issued in connection with the Offering will be subject to a minimum six-month hold period as required by U.S. securities laws, and will also be subject to a four-month hold period (which will run concurrently with the six-month hold period) as required by Canadian securities laws.
The Company has obtained conditional approval from the Toronto Stock Exchange (the “TSX”) for the listing of all common shares issued pursuant to the Offering. The Offering is subject to receipt of final approval of the TSX.
This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws, unless an exemption from such registration is available.

About Energizer Resources
Energizer Resources is a mineral exploration and mine development company based in Toronto, Canada, that is developing its 100%-owned, feasibility-stage Molo Graphite Project in southern Madagascar.
For further information contact:
Brent Nykoliation, Senior Vice President, Corporate Development:
bnykoliation@energizerresources.com or
Craig Scherba, President and CEO: cscherba@energizerresources.com
: +1.416.364.4911
Safe Harbour: This press release contains statements that may constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation. Readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are related to use of proceeds of the Offering, which can include but are not limited to a FEED study, value engineering, continued product test results and product analysis, and the use of the Molo concentrate to further discussions regarding potential off take agreements. These are based on current expectations, estimates and assumptions that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by the Company and described in the forward-looking statements contained in this press release. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur or, if any of them do so, what benefits the Company will derive there from. The forward-looking statements contained in this news release are made as at the date of this news release and the Company does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.